Exhibit 99.1

JoS. A. Bank Clothiers Reports Record Fiscal Year 2008 Results; Earnings Per Share Increase 17%

HAMPSTEAD, Md.--(BUSINESS WIRE)--April 8, 2009--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market:JOSB) announces today record results for its fiscal year ended January 31, 2009 (“fiscal year 2008”).

Net income for fiscal year 2008 increased to a record $58.4 million, as compared with net income of $50.2 million for the fiscal year ended February 2, 2008 (“fiscal year 2007”). Earnings per share for fiscal year 2008 increased 17% to a record $3.17 as compared with earnings per share of $2.72 for fiscal year 2007.

Net sales reached a record of $695.9 million in fiscal year 2008, representing a 15.2% gain as compared with net sales of $604.0 million in fiscal year 2007. Comparable store sales increased 8.9% during fiscal year 2008, while Direct Marketing sales decreased 0.2%. The Company ended fiscal year 2008 with $123 million in cash and no debt.

A conference call to discuss fiscal year 2008 earnings will be held Thursday, April 9, 2009 at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 800-762-4832 or (International) 480-248-5089 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 1:00 p.m. ET on April 9, 2009 until April 16, 2009 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 995125. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select “Company Information” and “Investor Relations”).

All earnings per share amounts in this news release represent diluted earnings per share.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 461 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. Other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 31, 2009. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

JOS. A. BANK CLOTHIERS, INC.
CONSOLIDATED BALANCE SHEETS
AS OF FEBRUARY 2, 2008 AND JANUARY 31, 2009
(In Thousands, Except Share Information)

	February 2, 2008	January 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$82,082	$122,875
Accounts receivable, net	5,855	7,404
Inventories	206,825	209,242
Prepaid expenses and other current assets	18,593	17,776
Total current assets	313,355	357,297
NONCURRENT ASSETS:
Property, plant and equipment, net	126,235	133,588
Other noncurrent assets	508	481
Total assets	$440,098	$491,366
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$47,383	$29,774
Accrued expenses	72,150	74,792
Deferred tax liability	6,688	6,604
Total current liabilities	126,221	111,170
NONCURRENT LIABILITIES:
Long-term debt	-	-
Deferred rent	50,185	54,743
Noncurrent deferred tax liability	1,210	2,605
Other noncurrent liabilities	1,317	1,035
Total liabilities	178,933	169,553
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $1.00 par, 500,000 shares authorized, none issued or outstanding	-	-
Common stock, $.01 par, 45,000,000 shares authorized, 18,179,371 issued and outstanding at February 2, 2008 and 18,290,977 issued and outstanding at January 31, 2009	181	182
Additional paid-in capital	80,791	82,951
Retained earnings	180,260	238,668
Accumulated other comprehensive (losses) gains	(67)	12
Total stockholders’ equity	261,165	321,813
Total liabilities and stockholders’ equity	$440,098	$491,366

Note: The foregoing unaudited Condensed Consolidated Balance Sheets are excerpts from our Consolidated Financial Statements (as of February 2, 2008 and as of January 31, 2009) and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2009 which was filed with the Securities and Exchange Commission on April 8, 2009.

JOS. A. BANK CLOTHIERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED FEBRUARY 3, 2007, FEBRUARY 2, 2008 AND JANUARY 31, 2009
(In Thousands, Except Per Share Information)

	Fiscal Year
	2006	2007	2008
NET SALES	$546,385	$604,010	$695,908
Cost of goods sold	207,947	225,364	264,954
GROSS PROFIT	338,438	378,646	430,954
OPERATING EXPENSES:
Sales and marketing	212,890	242,655	277,354
General and administrative	52,453	53,240	58,111
Total operating expenses	265,343	295,895	335,465
OPERATING INCOME	73,095	82,751	95,489
OTHER INCOME (EXPENSE):
Interest income	461	1,937	856
Interest expense	(1,399)	(355)	(379)
Total other income (expense)	(938)	1,582	477
Income before provision for income taxes	72,157	84,333	95,966
Provision for income taxes	28,935	34,165	37,558
NET INCOME	$43,222	$50,168	$58,408

EARNINGS PER SHARE
Net income:
Basic	$2.40	$2.77	$3.21
Diluted	$2.36	$2.72	$3.17
Weighted average shares outstanding:
Basic	17,981	18,128	18,214
Diluted	18,342	18,420	18,445

Note: The foregoing unaudited Condensed Consolidated Statements of Income are excerpts from our Consolidated Financial Statements for each of the three years ended January 31, 2009 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2009 which was filed with the Securities and Exchange Commission on April 8, 2009.

JOS. A. BANK CLOTHIERS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED FEBRUARY 3, 2007, FEBRUARY 2, 2008 AND JANUARY 31, 2009
(In Thousands)
	Fiscal Year
	2006	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$43,222	$50,168	$58,408
Adjustments to reconcile net income to net cash provided by operating activities:
Increase (decrease) deferred taxes	(2,603)	(3,150)	1,311
Depreciation and amortization	15,809	18,477	20,609
Loss on disposition of assets	34	281	279
Asset impairment charges	-	833	1,240
Non-cash recognition of state grant	-	(485)	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	1,262	(662)	(1,549)
Increase in inventories	(6,829)	(23,354)	(2,417)
Increase (decrease) in prepaid expenses and other assets	(5,708)	(10)	817
Decrease in non-current assets	31	27	27
Increase (decrease) in accounts payable	(995)	5,700	(17,609)
Increase in accrued expenses	10,490	7,602	8,018
Increase in deferred rent	7,046	8,132	4,558
Increase (decrease) in other noncurrent liabilities	(848)	153	(152)
Net cash provided by operating activities	60,911	63,712	73,540
CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for capital expenditures	(31,141)	(27,696)	(35,105)
Proceeds from disposal of assets	-	295	197
Net cash used for investing activities	(31,141)	(27,401)	(34,908)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving loan agreement	90,135	-	-
Repayment of borrowings under revolving loan agreement	(90,135)	-	-
Proceeds from long-term debt	400	-	-
Repayment of other long-term debt	(5,785)	-	-
Income tax benefit from exercise of non-qualified stock options	3,947	822	625
Proceeds from issuance of common stock	7,404	1,869	1,536
Net cash provided by financing activities	5,966	2,691	2,161
Net increase in cash and cash equivalents	35,736	39,002	40,793
CASH AND CASH EQUIVALENTS, beginning of year	7,344	43,080	82,082
CASH AND CASH EQUIVALENTS, end of year	$43,080	$82,082	$122,875

Note: The foregoing unaudited Condensed Consolidated Statements of Cash Flows are excerpts from our Consolidated Financial Statements for each of the three years ended January 31, 2009 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2009 which was filed with the Securities and Exchange Commission on April 8, 2009.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman,
EVP/CFO,
410-239-5715
or
Investor Relations Information Request Website
(http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Voicemail, 410-239-5900
E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com